SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 30, 2007

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-18652710
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300
Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 2, 2007, Central European Distribution Corporation issued a press release announcing its financial results for the three months ended March 31, 2007. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2007 at Central European Distribution Corporation’s (the “Company”) 2007 annual meeting of stockholders (the “Annual Meeting”), the stockholders of the Company approved the Company’s 2007 stock incentive plan (the “2007 Plan”), which had previously been approved by the Company’s board of directors, subject to stockholder approval. The following is a summary description of certain features of the 2007 Plan. The following summary is qualified in its entirety by the full text of the 2007 Plan that is attached hereto as Exhibit 10.1.

Securities to be Offered. Subject to adjustment as provided in the 2007 Plan, the number of shares of common stock available for issuance under the 2007 Plan shall be 1,397,333. The number of shares of common stock available for issuance of Incentive Stock Options under the 2007 Plan shall be 1,397,333. If any shares covered by a grant are not purchased or are forfeited, or if a grant otherwise terminates without delivery of any shares subject thereto, then the number of shares of common stock counted against the aggregate number of shares available under the 2007 Plan with respect to such grant shall, to the extent of any such forfeiture or termination, again be available for making grants under the 2007 Plan.

Administration. The 2007 Plan shall be administered by the Compensation Committee of the board of directors (the “Committee”), which shall have the full power and authority to take all actions and to make all determinations required or provided for under the 2007 Plan. Subject to the terms of the 2007 Plan, the Committee has the full and final authority to designate grantees, determine the type(s) of grants and number of shares of common stock subject thereto, and establish the terms and conditions of each grant relating to vesting, exercise, transfer, or forfeiture of such grant or the underlying shares subject thereto. The Committee, in its discretion, has the right to require the return of previously awarded grants as a condition to any subsequent grant made under the 2007 Plan. Grants made to outside directors shall be approved by the board and all rights, powers and authorities vested in the Committee under the 2007 Plan shall instead be exercised by the board, and all provisions of the 2007 Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the board for such purpose.

Eligibility and Participation. Awards under the 2007 Plan may be granted to any employee (including officers and directors) of the Company, a parent of the Company, or any of its subsidiaries, as well as to any outside director or “service provider” (defined as a consultant or adviser to the Company, a manager of the Company’s properties or affairs, or other similar service provider of the Company), as may be designated from time to time by the Committee and whose participation in the 2007 Plan is deemed to be in the best interests of the Company.

Stock Options. The Company may grant either incentive stock options (within the meaning of Section 422 of the Internal Revenue Code (the “Code”)), or nonqualified stock options. The exercise price of an option will be determined by the Committee, provided that the exercise price per share will not be less than the fair market value of a share of common stock on the date of grant of the option. The Committee will determine the vesting and/or exercisability requirements and the term of exercise of each option. Generally, all vesting of options ceases upon the termination of the Grantee’s employment or other service relationship with the Company, provided that if such termination is on account of death or disability, such grantee is entitled to certain additional vesting rights. The maximum term of a stock option will be ten years from the date of grant. For purposes of Section 422 of the Code, the maximum value of shares of common stock (determined at the time of grant) that may be subject to incentive stock options that become exercisable by an employee in any one year is limited to $100,000. For purposes of Section 162(m) of the Code, the maximum number of shares of common stock that may be covered under options granted under the 2007 Plan to any grantee in any calendar year is 202,500 shares of common stock.

The 2007 Plan provides that each outside director who is initially elected to the board shall automatically be awarded a grant of a nonqualified option to purchase 5,000 shares of common stock. Thereafter, all outside directors shall, on each anniversary date of his or her election to the board, automatically receive additional grants of nonqualified options to purchase 5,000 shares of common stock. In addition, the board may make discretionary option grants to any outside director under the 2007 Plan.

Stock Appreciation Rights. The Committee may make grants of stock appreciation rights (“SAR”) under the 2007 Plan. A stock appreciation right entitles the grantee, upon exercise, to receive a payment based on the excess of the fair market value of a share of common stock on the date of exercise over the option price of the right, multiplied by the number of shares of common stock as to which the right is being exercised. The option price may not be less than the fair market value of a share of common stock on the date of grant. The Committee will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of employment or service of a grantee. The maximum term of a stock appreciation right will be ten years from the date of grant. For purposes of Section 162(m) of the Code, the maximum number of shares of common stock that may be subject to stock appreciation rights granted under the 2007 Plan to any grantee during any calendar year is 202,500 shares of common stock. Stock appreciation rights may be payable in cash or in shares of common stock or in a combination of both.

Restricted Stock Awards and Restricted Stock Units. The Committee may make grants of restricted stock awards or restricted stock units under the 2007 Plan. A restricted stock award represents shares of common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Committee. An award of restricted stock units provides the grantee with a conditional right to receive shares of common stock in the future. Vesting requirements shall be based on the continued employment of the grantee for specified time periods. In addition, the Committee may prescribe other vesting conditions, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the restricted stock award or restricted stock unit award. Performance objectives shall be based on common stock price, market share, sales, earnings per share, return on equity or costs, and may include positive results, maintaining the status quo, or limiting economic loss. Generally, all vesting of restricted stock awards or restricted stock units ceases upon the termination of the Grantee’s employment or other service relationship with the Company, provided that if such termination is on account of death or disability, such grantee is entitled to certain additional vesting rights. Subject to the transfer restrictions and vesting requirements of a restricted stock award, a grantee will have the rights of a stockholder of the Company, including all voting and dividend rights, during the restriction period, unless the Committee determines otherwise at the time of the grant. Holders of restricted stock units will have no rights as stockholders of the Company unless otherwise provided in an award agreement. For purposes of Section 162(m) of the Code, the maximum number of shares of common stock that may be subject to restricted stock awards or restricted stock units granted under the 2007 Plan to any grantee during any calendar year is 202,500 shares of common stock.

Change in Stock/Reorganization/Change in control. If the number of outstanding shares of common stock is increased or decreased or the shares of common stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, the maximum number and kind of shares set forth in the 2007 Plan shall be equitably adjusted in a manner deemed appropriate by the Committee. In addition, the number and kind of shares for which grants are outstanding, and the option price per share, if applicable, shall be equitably adjusted in a manner deemed appropriate by the Committee.

In the event the Company is a party to any reorganization, merger or consolidation with one or more other entities, the maximum number and kind of shares set forth in the 2007 Plan may be equitably adjusted in a manner deemed appropriate by the Committee. In addition, (i) provision may be made by the Committee for the cash settlement of grants for an equivalent cash value, as determined by the Committee or (ii) the number and kind of shares for which grants are outstanding, and the option price per share, if applicable, may be equitably adjusted in a manner deemed appropriate by the Committee.

In connection with a “change in control” (as defined in the 2007 Plan), the Committee may provide for one of the following with respect to outstanding grants: (i) the assumption or substitution of such grants, with appropriate adjustment in the number and kind of shares for which grants are outstanding, and the option price per share, if applicable, as deemed appropriate by the Committee, (ii) provision for the cash settlement of a grant for an equivalent cash value, as determined by the Committee, or (iii) such other modification or adjustment to a grant as the Committee deems appropriate to maintain and protect the rights and interests of grantees upon or following a change in control. Unless otherwise provided by the Committee and set forth in the award agreement, upon a change in control, each outstanding grant shall become fully vested and exercisable.

Term; Amendment and Termination. The term of the 2007 Plan is ten years from the date of the Annual Meeting.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Central European Distribution Corporation 2007 Stock Incentive Plan (incorporated herein by reference to Appendix A to Central European Distribution Corporation’s definitive proxy statement on Schedule 14A (File No. 000-24341), filed on March 27, 2007).

99.1	Press Release issued by Central European Distribution Corporation on May 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Chris Biedermann
Chris Biedermann
Vice President and
Chief Financial Officer

Date: May 2, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Central European Distribution Corporation 2007 Stock Incentive Plan (incorporated herein by reference to Appendix A to Central European Distribution Corporation’s definitive proxy statement on Schedule 14A (File No. 000-24341), filed on March 27, 2007).

99.1	Press Release issued by Central European Distribution Corporation on May 2, 2007.